EXHIBIT 99.4
Index to Interim Condensed Consolidated Financial Statements of IDM S.A. and Subsidiaries as of December 31, 2004, June 30, 2005 and for Each of the Three and Six-Month Periods Ended June 30, 2005 and June 30, 2004.

Condensed Consolidated Balance Sheets	2
Condensed Consolidated Statements of Operations and Comprehensive Loss	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	5

IDM S.A.
Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31, 2004	June 30, 2005
	€	€
		(unaudited)
		(as restated)
ASSETS

Current assets :
Cash and cash equivalents	30,859	22,272
Related party accounts receivable (Sanofi-Aventis)	1,465	1,841
Research and development tax credit, current portion	531	540
Prepaid expenses and other current assets	955	1,262

Total current assets	33,810	25,915

Fixed assets — net	2,173	2,087
Intangible assets — net :
Patents, trade marks and other licenses	3,916	3,518
Research and development tax credit, less current portion	878	1,352
Other long-term assets	63	1,220

Total assets	40,840	34,092

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable & accrued expenses	3,767	4,269
Accrued payroll	1,419	1,100

Related party deferred revenues (Sanofi-Aventis), current portion	552	552
Other deferred revenues, current portion	0	7
Other liabilities	617	623

Total current liabilities	6,355	6,551

Long-term debt less current portion	234	234

Related party deferred revenues (Sanofi-Aventis), less current portion	2,761	2,485
Other deferred revenues, less current portion	0	241
Other long term liabilities	96	350

Shareholders’ equity
Common stock : 15,694,446 shares of € 0.1 par value authorized, issued and outstanding as of December 31, 2004 and June 30, 2005	1,569	1,569
Additional paid-in capital	142,169	142,165
Deferred compensation	(28)	(13)
Accumulated other comprehensive loss	(246)	(163)
Accumulated deficit	(112,070)	(119,327)

Total shareholders’ equity	31,394	24,231
Total liabilities and shareholders’ equity	40,840	34,092

See notes to condensed consolidated interim financial statements

IDM S.A.
Condensed Consolidated Statements of Operations and comprehensive loss

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
(In thousands, except share and per share data)	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005
	€	€	€	€
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
		(as restated)		(as restated)
Related party research and development revenues	946	1,245	2,159	2,445
Revenues	—	2	—	2
Other revenues	—	21	—	21

Research and development expenses	(3,632)	(3,838)	(7,483)	(7,534)
Impairment of patents & licenses	—	(20)	—	(226)
Selling and marketing expenses	(286)	(311)	(542)	(508)
General and administrative expenses	(1,293)	(994)	(2,339)	(2,062)
Other operating expenses		(128)	—	(191)

Total operating expenses	(5,211)	(5,291)	(10,364)	(10,521)

Loss from operations	(4,265)	(4,023)	(8,205)	(8,053)

Interest income	166	124	335	266
Foreign exchange gain (loss)	(30)	82	(10)	85

Loss before income tax benefit	(4,129)	(3,817)	(7,880)	(7,702)
Income tax benefit	21	109	27	445

Net loss	(4,108)	(3,708)	(7,853)	(7,257)

Weighted average number of shares outstanding	13,603,674	15,694,446	13,603,674	15,694,446
Basic and diluted loss per share	(0.30)	(0.24)	(0.58)	(0.46)
Comprehensive Loss :
Net Loss	(4,108)	(3,708)	(7,853)	(7,257)
Other comprehensive income (loss)	308	58	(4)	83

Comprehensive Loss	(3,800)	(3,650)	(7,857)	(7,174)

See notes to condensed consolidated interim financial statements

IDM S.A.
Condensed Consolidated Statements of cashflows

	Six months ended	Six months ended
(In thousands)	June 30, 2004	June 30, 2005
	(unaudited)	(unaudited)
	€	(as restated)
		€
Cash flows from operating activities:
Net loss	(7,853)	(7,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	34	11
Depreciation and amortization	1,212	721
Impairment of licenses		226
Increase (decrease) in cash from:
Related party accounts receivable (Sanofi-Aventis)	1,004	(376)
Prepaid expenses and other current assets	(1,843)	(307)
Research and development tax credit receivable	418	(483)
Other long-term assets	3	(1,157)
Accounts payable and accrued expenses	1,432	502
Accrued payroll	(42)	(319)
Related party deferred revenues (Sanofi-Aventis)	(37)	(276)
Other liabilities	(262)	508

Net cash used in operating activities	(5,934)	(8,207)

Cash flow from investing activities:
Purchase of fixed assets	(497)	(386)
Patent costs and acquisition of other intangibles	(298)	(77)

Net cash used in investing activities	(795)	(463)

Effect of exchange rate changes on cash and cash equivalents	(4)	83

Net (decrease) in cash and cash equivalents	(6,733)	(8,587)

Cash and cash equivalents, beginning of year	33,326	30,859

Cash and cash equivalents, end of period	26,593	22,272

See notes to condensed consolidated interim financial statements

IDM S.A.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts stated in thousands of euros except share and per share data)
1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
     Immuno-Designed Molecules, S.A. (“IDM’’ or the “Company’’) was incorporated as a “Société Anonyme’’ in 1993. IDM develops products that are designed to stimulate the immune system, destroy tumor cells after surgery or chemotherapy, and immunize patients to prevent tumor recurrence.
     The Company’s lead potential product has completed a Phase III clinical trial, for the treatment of bone cancer. The Company has also several cellular therapy products in phase II/III, II and I/II clinical trials for a variety of cancers including bladder and colorectal cancers. Two products are in the late stage of clinical development.
     In July 2001, IDM entered into a significant collaboration with Sanofi-Aventis, a leading global pharmaceutical company, from which it has generated revenues in 2002, 2003 and 2004 (see note 2.2 of the annual consolidated statements ended 31 December 2004). The Company expects its principal sources of revenues over the next several years to be milestone payments and reimbursement of research and development expenses from its collaboration with Sanofi-Aventis. The Company is also seeking to enter into other collaborative agreements for certain products with other partners, which may provide additional sources of revenues. Accordingly, the accompanying financial statements have been prepared on the basis of the Company being an operating company.
     The Company’s business is subject to significant risks, which is consistent with biotechnology companies that are conducting research in cellular therapy. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval, and competition with other biotechnology and pharmaceutical companies. The Company plans to continue to finance its operations with a combination of equity and debt financing, revenues from research and development programs and, in the longer term, product sales, if any. However, there can be no assurance that the Company will successfully develop any marketable products or, if it does, that the revenues generated from the sales of these products will be sufficient to sustain the Company’s operations.
Basis of Presentation : Interim Financial Statements
     The interim unaudited condensed financial statements contained herein have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. generally accepted accounting principles for complete financial statements. In management’s opinion, the unaudited information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. Interim results are not necessarily indicative of results to be expected for the full year. The financial statements should be read in conjunction with the audited consolidated financial statements, for the year ended December 31, 2004.
Impairment of long lived assets
     Long-lived assets including intangible assets, other than indefinite lived intangibles, to be held and used are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values.
Warrants and stock options granted to employees, directors and consultants
     IDM accounts for stock options and warrants granted to employees in accordance with the provisions of

IDM S.A.
Notes to Condensed Consolidated Financial Statements
(Continued)
(All amounts stated in thousands of euros except share and per share data)
Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees". Under APB 25, no compensation expense is recognized for stock options and warrants issued to employees with an exercise price equal to or greater than the fair value of the underlying shares. Options and warrants issued with an exercise price less than the fair value result in deferred compensation which is recorded within shareholder’s equity and amortized to expense over the vesting period.
     Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation” provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. SFAS 123 provides for a fair-value based method of accounting for employee stock options and similar equity instruments. Companies that elect to continue to account for stock-based compensation arrangements under APB 25 are required by SFAS 123 to disclose the pro forma effect on net income and net income per share as if the fair-value based method proposed by SFAS 123 had been adopted.
     Pro forma information regarding net loss is required by SFAS 123 as if the Company had accounted for its employee stock options under the fair value method. The fair value of the Company’s options was estimated at the date of grant using the minimum value method, with the following assumptions for the year ended December 31, 2004 and the six-month period ended June 30, 2005:

	Year ended	Six months ended
	December 31, 2004	June 30, 2005
Weighted average information		(Unaudited)

Risk-free interest rate	4.39%	3.60%
Dividend yield	0%	0%
Expected option life	7	7
     Because the determination of the fair value of the Company’s options is based on assumptions described above, and because additional option grants are expected to be made in future periods, this pro forma information is not likely to be representative of the pro forma effects on reported net income or loss for future periods.
     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The following table illustrates the net loss that would have occurred had the Company accounted for its stock options under the provisions of SFAS 123.
     Had compensation cost for the company’s stock option plan been determined on the fair value method set forth in SFAS 123, the Company’s net loss and basic and diluted net loss per share would have been changed to the pro forma amounts indicated below:

	Six Months Ended June 30,
	2004	2005
	€	€
	(unaudited)	(unaudited)
		(as restated)
Net loss as reported	(7,853)	(7,257)
Add: stock based employee compensation expense included in reported net loss	41	11
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(507)	(302)

Proforma net loss	(8,319)	(7,548)

Net loss per share:
Basic and diluted — as reported	(0.58)	(0.46)

Basic and diluted — pro forma	(0.61)	(0.48)

IDM S.A.
Notes to Condensed Consolidated Financial Statements
(Continued)
(All amounts stated in thousands of euros except share and per share data)
2. RESTATEMENT
     During the review of its consolidated financial statements for the third quarter of 2005, IDM S.A. determined that its consolidated financial statements for the three and six months ended June 30, 2005 required restatement to correct its accounting treatment of transaction costs related to its business combination with Epimmune Inc. These costs had previously been classified in error as operating expenses and are now capitalized in other long term assets until the completion of the business combination in accordance with Statement of Financial Accounting Standards, referred to as SFAS, No. 141, “Business Combinations.” The effects of the restatement on the consolidated financial statements and a description of the adjustments are provided below.

	Previously
	Reported	Corrections	As Restated	Notes
Statement of Operations
For the three months ended June 30, 2005
Other operating expenses	(170)	42	(128)	(1)
Total operating expenses	(5,333)	42	(5,291)
Loss from operations	(4,065)	42	(4,023)
Loss before income tax benefit	(3,859)	42	(3,817)
Net loss	(3,750)	42	(3,708)
Comprehensive loss	(3,650)	42	(3,650)

For the six months ended June 30, 2005
Other operating expenses	(1,327)	1,136	(191)	(1)
Total operating expenses	(11,657)	1,136	(10,521)
Loss from operations	(9,189)	1,136	(8,053)
Loss before income tax benefit	(8,838)	1,136	(7,702)
Net loss	(8,393)	1,136	(7,257)
Comprehensive loss	(8,310)	1,136	(7,174)
Basic and diluted loss per share	(0.53)	0.07	(0.46)

Balance Sheet
As of June 30, 2005
Assets
Other long term assets	84	1,136	1,220	(1)
Total Assets	32,956	1,136	34,092
Liabilities and shareholder’s equity
Accumulated deficit	(120,463)	1,136	(119,327)	(1)
Total shareholders’ equity	23,095	1,136	24,231
Total liabilities and shareholders’ equity	32,956	1,136	34,092

Statement of Cash Flows
For the six months ended June 30, 2005
Operating activities
Net loss	(8,393)	1,136	(7,257)
Other long term assets	(21)	(1,136)	(1,157)	(1)

Notes:
(1)	Correction of capitalization of transaction costs of 42 and 1,136 for the three and six months ended June 30, 2005.
3. SIGNIFICANT EVENTS OF THE QUARTER
     On March 15, 2005, the company executed a Share Exchange Agreement and the Amendment No. 1 to the Share Exchange Agreement, with the US listed company Epimmune Inc, whereby the Company’s shareholders representing more than 85% of its fully-diluted capital have agreed to exchange each of their Company shares for 3,771,865 newly issued shares of Epimmune Inc. (“the Combination”).
     On April 22, 2005, Epimmune Inc. filed information related to the Combination with the SEC (Securities and Exchange Commission). Following approval of this information statement by the SEC, Epimmune Inc. filed a definitive proxy statement on June 30, 2005 and called a shareholders meeting in order to seek approval of the Combination. This meeting will be held on August 11, 2005, and the Combination should close around mid-August.
     As of June 30, 2005, the Company has recorded € 1,136 corresponding to invoices and provisions related to legal and professional fees incurred in relation with the Combination which is included on the balance sheet in “Other long term assets”.
4. AGREEMENTS
4.1. Jenner
     In March 2003, the Company entered into an asset purchase agreement with Jenner Biotherapies, Inc. (“Jenner”), a biotechnology company devoted to the development of cancer vaccines and macrophage activators. Pursuant to the terms of the agreement, the Company purchased Jenner’s lead product candidate, Mepact,. This asset was acquired by issuing 225,400 shares of the Company’s Class B ordinary shares, per value € 0.10 each. The asset purchase was consummated in April 2003.
     In accordance with EITF 96-18 “Accounting For Equity Instruments That Are Issued to Other Than Employees For Acquiring, or in conjunction with Selling, Goods or Services”, the Mepact license was valued at fair value for an amount of € 2,900 on the date the shares were issued to Jenner by the Company. The fair value of the shares was recorded as common stock and additional paid-in capital, and represented the basis for the total valuation of the license acquired. Total consideration was allocated to the Mepact license based on its fair value at the date of issuance, which was also valued by the Company, based on estimated future cash flows and an expected rate of success, as determined by IDM’s management. The fair values allocated to the license with alternate future use amounted to € 2,900 and is reflected in intangible assets.
The license capitalized from Jenner is being amortized over 10 years, which is management’s estimate of the expected life of future products developed from the use of the license.
4.2 Sanofi-Aventis (Related Party)
     Pursuant to the agreement signed with IDM in July 2001, Sanofi-Aventis exercised in December 2001 its first option on the Company’s ongoing melanoma development program Uvidem. Consequently, IDM received € 5,900 corresponding to: (i) an up-front payment, (ii) a completion of phase I milestone payment since the program was already in phase II and (iii) reimbursement of all research and development costs incurred from 1999 through December 2001, which approximated € 1,900. Repayment received for past R&D expenses incurred by IDM prior to the selection of an option by Sanofi-Aventis are considered as a complementary upfront fee. Thus, IDM is recognizing these three payments over the remaining program development period, which is estimated to be 9 years. Upfront and milestone revenues recognized amounted to € 276 for the six-month period ending June 30, 2004 and the six-month period ending June 30, 2005 .

IDM S.A.
Notes to Condensed Consolidated Financial Statements
(Continued)
(All amounts stated in thousands of euros except share and per share data)
     In addition, the Company recorded € 1,883 and € 2,169 in revenues from Sanofi-Aventis for reimbursement of current research and development expenses related to the development of Uvidem, for the six-month period ended June 30, 2004 and June 30, 2005, respectively.
4.3 Cambridge Laboratories Ltd
     As at May 10, 2005, the Company entered into a license and distribution agreement with Cambridge Laboratories Ltd, a privately held British pharmaceutical company, for the distribution of Junovan in the United Kingdom and the Republic of Ireland.
     Pursuant to this agreement, IDM will receive (i) an up-front payment, half of which is reimbursable if Junovan does not receive marketing approval in the United Kingdom and the Republic of Ireland, and (ii) a milestone payment upon receiving such marketing approval. In addition, IDM will receive royalties based on net sales of Junovan in the United Kingdom and the Republic of Ireland, and a performance royalty upon reaching a cumulative net sales threshold.
     IDM is recognizing half of the up-front payment over the remaining product life, which is estimated to be ten years after initial sales. The other half is recorded as a long term liability until Junovan receives marketing approval in the United Kingdom and the Republic of Ireland. Subsequently, it will be recognized over the remaining product life.
     Upfront and milestone revenues recognized amounted to € 2 for the period ending June 30, 2005.
5. SHAREHOLDERS’ EQUITY
5.1 Share capital
     As at June 30, 2005, the authorized, issued and outstanding share capital of the Company consisted of 15,694,446 ordinary shares with a nominal value of € 0.1 per share, of which 5,951,121 were Class A shares and 9,743,325 were Class B shares. Both categories have the same rights except that Class B shares have certain additional rights relating to Board representation and rights to communication of Company financial information. These rights are in effect until the number of Class B shares represent less than 20% of the non-diluted number of             shares of the Company. Class B shares are automatically converted into Class A shares in case of transfer of ownership.
5.2 Amendment of warrants exercise conditions
     At the Company’s annual shareholders meeting held on March 30, 2005, amendments of exercise conditions for the following series of warrants were approved.
5.2.1 Warrants held by Sanofi-Aventis
     Exercise conditions of the following warrants issued to Sanofi (currently Sanofi-Aventis) as part of an agreement related to the IL-13 molecule, were amended :
•	7,283 warrants called “BSA 99 n°1” issued on January 7, 2000 in favor of Sanofi and amended by the shareholders general extraordinary meeting held on December 20, 2001.

•	7,283 warrants called “BSA 99 n°2” issued on January 7, 2000 in favor of Sanofi and amended by the shareholders general extraordinary meeting held on December 20, 2001.
     It was initially agreed that these warrants could be exercised by anticipation in case of a change of control of IDM. Such a change of control should take place within the combination between the Company and

IDM S.A.
Notes to Condensed Consolidated Financial Statements
(Continued)
(All amounts stated in thousands of euros except share and per share data)
Epimmune Inc. and all these warrants would become exercisable immediately after closing the transaction. In order to simplify the Combination process, and in agreement with Sanofi-Aventis, the anticipated exercise of these warrants is now authorized in the days preceding the completion of the combination..
5.2.2 Warrants held by Medarex
     Exercise conditions of the 3,653,282 warrants to subscribe bonds or notes convertible or redeemable into ordinary shares called “BSOCRA” issued to Medarex Inc. on September 11, 2000 were amended. These warrants, which are already exercisable, allow Medarex to subscribe for bonds or notes which can be converted or redeemed into shares 6 months after issuance. In order to simplify the Combination process, conversion or redemption of the bonds into shares can now be done immediately following issuance, thereby canceling the 6-month waiting period.
6. COMMITMENTS
6.2 Commitment with Biotecnol
     On March 8, 2001 the Company entered into a Prototype Production Contract with Biotecnol SA, a Portugese Company. The purpose of this collaboration is to enable IDM to obtain a preliminary process for the production of a certain molecule. The company has been pursuing development in collaboration with Biotecnol since April 1, 2003, based on a Letter of Intent executed by the Company and Biotecnol. On December 2003, the Company and Biotecnol entered into the Development and Manufacturing Agreement, which aims to expand upon the Prototype Production Contract. For the six-month period ended June 30, 2004 and 2005, and under the terms of the agreement, the Company recorded invoices for € 195 and € 249, respectively following the successful completion of studies performed by Biotecnol. The company may be obligated to pay additional amount up to € 426 until the end of 2005.
6.3 Commitment with Accovion
     On December 28, 2004 the Company entered into an agreement with Accovion Gmbh, a German Clinical Research Organization, in relation with its phase II/III clinical trial of Bexidem. This agreement which expires in September 2007 covers patient recruitment and monitoring of clinical centers in several European countries. The Company has agreed to pay a total of € 1,311 spread over the life of the trial and reimburse specific pass-through costs. As at June 30, 2005 the Company recorded a total of € 433 corresponding to both invoices and provisions.
6.4 Commitment with UBS
     The Company signed an engagement letter with UBS bank whereby the Company has agreed to pay a commission, upon successful completion of an M&A transaction, amounting to 1% of the transaction’s value with a minimum of € 1.3 million. The Company anticipates that upon completion of the Combination, UBS would receive a fee of € 1.3 million.